Exhibit 99.1
Marathon Petroleum Corp. Reports First-Quarter 2022 Results
•Net income attributable to MPC of $845 million, or $1.49 per diluted share
•Adjusted EBITDA of $2.6 billion, of which $1.4 billion is Refining and Marketing
•Net cash provided by operating activities of $2.5 billion, inclusive of $0.6 billion of favorable changes in working capital
•~$8 billion of shares repurchased since inception of capital return program
•Announced 15% Scope 3 absolute greenhouse gas emission reduction target by 2030

FINDLAY, Ohio, May 3, 2022 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $845 million, or $1.49 per diluted share, for the first quarter of 2022, compared with a net loss of $242 million, or $(0.37) per diluted share, for the first quarter of 2021.
Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.6 billion in the first quarter of 2022, compared with $1.6 billion for the first quarter of 2021. The first quarter of 2021 includes $332 million of adjusted EBITDA from discontinued operations.
“MPC first quarter results reflect our team’s ability to execute on our strategic pillars in these market conditions,” said President and Chief Executive Officer Michael J. Hennigan. “This quarter we advanced our low carbon strategy with the announcement of our intent to form a joint venture with Neste at our Martinez Renewable Fuels Facility and a 15% Scope 3 absolute GHG emission reduction target. We have now completed approximately $8 billion of MPC share repurchases since the inception of our $10 billion return of capital program.”

Results from Operations
Adjusted EBITDA from Continuing and Discontinued Operations (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Refining & Marketing Segment
Segment income (loss) from operations	$768	$(598)
Add: Depreciation and amortization	461	478
Refining planned turnaround costs	145	112
Storm impacts	—	31
Refining & Marketing segment adjusted EBITDA	1,374	23

Midstream Segment
Segment income from operations	1,072	972
Add: Depreciation and amortization	331	334
Storm impacts	—	16
Midstream segment adjusted EBITDA	1,403	1,322

Subtotal	2,777	1,345
Corporate	(151)	(157)
Add: Depreciation and amortization	13	32
Adjusted EBITDA from continuing operations	$2,639	$1,220

Speedway
Speedway	$—	$330
Add: Depreciation and amortization	—	2
Adjusted EBITDA from discontinued operations	$—	$332

Adjusted EBITDA from continuing and discontinued operations	$2,639	$1,552

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1.4 billion in the first quarter of 2022, versus $23 million for the first quarter of 2021. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $145 million in the first quarter of 2022 and $112 million in the first quarter of 2021. First-quarter 2021 segment adjusted EBITDA also excludes winter storm effects of $31 million. The increase in R&M EBITDA was driven by higher margins and throughput in all regions.
R&M margin was $15.31 per barrel for the first quarter of 2022, versus $10.16 per barrel for the first quarter of 2021. Crude capacity utilization was 91%, resulting in total throughput of 2.8 million barrels per day for the first quarter of 2022. This compares to crude capacity utilization of 83% for the first quarter of 2021, which resulted in total throughput of 2.6 million barrels per day.
Midstream
Segment adjusted EBITDA was $1.4 billion in the first quarter of 2022, versus $1.3 billion for the first quarter of 2021. First-quarter 2021 segment adjusted EBITDA excludes winter storm effects of $16 million.
Corporate and Items Not Allocated
Corporate expenses totaled $151 million in the first quarter of 2022, compared with $157 million in the first quarter of 2021.

Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position and Liquidity
As of March 31, 2022, MPC had $10.6 billion of cash, cash equivalents, and short-term investments. There were no borrowings outstanding under the company’s $5 billion five-year bank revolving credit facility.
MPC debt at the end of the first quarter of 2022 totaled $7.0 billion, excluding MPLX debt. MPC’s debt-to-capital ratio, excluding MPLX debt, was 22% at the end of the first quarter of 2022.
On March 14, 2022, MPLX issued $1.5 billion aggregate principal amount of 4.950% senior notes due March 2052. As of March 31, 2022, MPLX had repaid approximately $1.1 billion of the amount outstanding under the intercompany loan with MPC.
Strategic and Operations Update
Since the last earnings call, the company has repurchased approximately $2.5 billion of company shares, and has completed, as of April 30, 2022, approximately 80% of the $10 billion repurchase program. The company has approximately $7 billion remaining under its share repurchase authorizations.
MPC announced it has entered into definitive agreements to form a joint venture with Neste for Marathon’s Martinez renewable fuels project. The partnership will be structured as a 50/50 joint venture with Neste expected to contribute a total of $1 billion, inclusive of half of the total estimated development costs. MPC will continue to manage project execution and operate the facility once construction is complete. The closing of the joint venture is subject to customary closing conditions and regulatory approvals, including obtaining the necessary permits, which depend upon certification of a final Environmental Impact Report.
The Martinez facility is currently targeted to have a production capacity of 260 million gallons per year of renewable diesel in the second half of 2022, with pretreatment capabilities to come online in 2023. The facility is expected to be capable of producing 730 million gallons per year by the end of 2023. The expected and targeted timelines for achieving the production capacities outlined above are dependent upon the timing of obtaining the necessary permits to operate the facility.
On February 14, 2022, MPC established a 2030 target to reduce absolute Scope 3 – Category 11 greenhouse gas (GHG) emissions by 15% below 2019 levels. The new Scope 3 target further enhances MPC's GHG disclosures and is part of the company’s commitment to continuously improve its environmental performance while meeting society's energy needs sustainably.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, embedding a low cost culture, and optimizing the portfolio. MPLX continues to evaluate opportunities to expand its logistics to meet the needs of today and participate in an energy-diverse future.

Second Quarter 2022 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.50
Distribution costs (in millions)	$1,300
Refining planned turnaround costs (in millions)	$155
Depreciation and amortization (in millions)	$470

Refinery throughputs (mbpd):
Crude oil refined	2,750
Other charge and blendstocks	175
Total	2,925

Corporate (in millions)	$170

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, including the completion of the Speedway sale proceeds capital return program within the anticipated timeframe, operating cost and capital expenditure reduction objectives, and environmental, social and governance goals. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the continuance or escalation of the military conflict between Russia and Ukraine and related sanctions; general economic, political or regulatory developments, including inflation, and changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility and joint venture with Neste, including the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to consummate the joint venture within the expected timeframe if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles, including our GHG intensity and emissions, methane intensity and freshwater withdrawal intensity targets, and realize the expected benefits thereof; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2021, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(In millions, except per-share data)	2022	2021
Revenues and other income:
Sales and other operating revenues	$38,058	$22,711
Income from equity method investments	142	91
Net gain (loss) on disposal of assets	(18)	3
Other income	202	77
Total revenues and other income	38,384	22,882
Costs and expenses:
Cost of revenues (excludes items below)	35,068	21,084
Depreciation and amortization	805	844
Selling, general and administrative expenses	603	575
Other taxes	192	162
Total costs and expenses	36,668	22,665
Income from continuing operations	1,716	217
Net interest and other financial costs	262	353
Income (loss) from continuing operations before income taxes	1,454	(136)
Provision for income taxes on continuing operations	282	34
Income (loss) from continuing operations, net of tax	1,172	(170)
Income from discontinued operations, net of tax	—	234
Net income	1,172	64
Less net income attributable to:
Redeemable noncontrolling interest	21	20
Noncontrolling interests	306	286
Net income (loss) attributable to MPC	$845	$(242)

Per share data
Basic:
Continuing operations	$1.50	$(0.73)
Discontinued operations	—	0.36
Net income (loss) per share	$1.50	$(0.37)

Weighted average shares outstanding (in millions)	564	651
Diluted:
Continuing operations	$1.49	$(0.73)
Discontinued operations	—	0.36
Net income (loss) per share	$1.49	$(0.37)

Weighted average shares outstanding (in millions)	568	651

Income Summary for Continuing Operations (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Refining & Marketing	$768	$(598)
Midstream	1,072	972
Corporate	(151)	(157)
Income from continuing operations before items not allocated to segments	1,689	217
Items not allocated to segments:
Litigation	27	—
Income from continuing operations	$1,716	$217

Income Summary for Discontinued Operations (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Speedway	$—	$330
Transaction-related costs	—	(23)
Income from discontinued operations	$—	$307

Capital Expenditures and Investments (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Refining & Marketing	$244	$134
Midstream	283	138
Corporate(a)	46	35
Speedway	—	103
Total	$573	$410

(a)Includes capitalized interest of $23 million and $14 million for the first quarter 2022 and the first quarter 2021, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended March 31,
	2022	2021
Refining & Marketing margin(a)	$15.31	$10.16
Less:
Refining operating costs, excluding storm impacts(b)	5.22	5.16
Distribution costs(c)	4.79	5.18
Other (income) loss(d)	(0.09)	(0.27)
Refining & Marketing adjusted EBITDA	5.39	0.09
Storm impacts on refining operating cost(e)	—	0.13
Refining planned turnaround costs	0.57	0.48
Depreciation and amortization	1.81	2.07
Refining & Marketing income (loss) from operations	$3.01	$(2.59)

Fees paid to MPLX included in distribution costs above	$3.46	$3.66

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(e)A storm in the first quarter of 2021 resulted in higher costs, including maintenance and repairs.

Refining & Marketing - Supplemental Operating Data	Three Months Ended March 31,
	2022	2021
Refining & Marketing refined product sales volume (mbpd)(a)	3,293	3,067
Crude oil refining capacity (mbpcd)(b)	2,887	2,874
Crude oil capacity utilization (percent)(b)	91	83

Refinery throughputs (mbpd):
Crude oil refined	2,624	2,381
Other charge and blendstocks	209	184
Net refinery throughput	2,833	2,565

Sour crude oil throughput (percent)	47	48
Sweet crude oil throughput (percent)	53	52

Refined product yields (mbpd):
Gasoline	1,483	1,324
Distillates	978	881
Propane	69	45
NGLs and petrochemicals	161	222
Heavy fuel oil	86	36
Asphalt	87	97
Total	2,864	2,605
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	59	36

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. Excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs, refining depreciation and amortization expense and the estimated 2021 storm impacts.

Gulf Coast Region	Three Months Ended March 31,
	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$16.14	$9.13
Refining operating costs	4.51	4.23
Refining planned turnaround costs	0.80	1.01
Refining depreciation and amortization	1.41	1.62

Gulf Coast Region	Three Months Ended March 31,
	2022	2021
Refinery throughputs (mbpd):
Crude oil refined	1,017	925
Other charge and blendstocks	148	105
Gross refinery throughput	1,165	1,030

Sour crude oil throughput (percent)	57	60
Sweet crude oil throughput (percent)	43	40

Refined product yields (mbpd):
Gasoline	595	491
Distillates	374	348
Propane	40	22
NGLs and petrochemicals	103	170
Heavy fuel oil	56	4
Asphalt	20	25
Total	1,188	1,060
Inter-region refinery transfers included in throughput and yields above (mbpd)	28	16

Mid-Continent Region	Three Months Ended March 31,
	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$12.35	$10.25
Refining operating costs	4.64	4.68
Refining planned turnaround costs	0.28	0.13
Refining depreciation and amortization	1.60	1.75

Refinery throughputs (mbpd):
Crude oil refined	1,105	1,012
Other charge and blendstocks	68	57
Gross refinery throughput	1,173	1,069

Sour crude oil throughput (percent)	27	26
Sweet crude oil throughput (percent)	73	74

Refined product yields (mbpd):
Gasoline	626	568
Distillates	414	366
Propane	21	17
NGLs and petrochemicals	38	40
Heavy fuel oil	12	12
Asphalt	67	72
Total	1,178	1,075
Inter-region refinery transfers included in throughput and yields above (mbpd)	9	9

West Coast Region	Three Months Ended March 31,
	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$19.99	$12.09
Refining operating costs	7.36	7.67
Refining planned turnaround costs	0.64	0.12
Refining depreciation and amortization	1.35	1.80

Refinery throughputs (mbpd):
Crude oil refined	502	444
Other charge and blendstocks	52	58
Gross refinery throughput	554	502

Sour crude oil throughput (percent)	70	72
Sweet crude oil throughput (percent)	30	28

Refined product yields (mbpd):
Gasoline	292	265
Distillates	190	167
Propane	8	6
NGLs and petrochemicals	29	40
Heavy fuel oil	38	28
Asphalt	—	—
Total	557	506
Inter-region refinery transfers included in throughput and yields above (mbpd)	22	11

Midstream Operating Statistics (unaudited)

	Three Months Ended March 31,
	2022	2021
Pipeline throughputs (mbpd)(a)	5,423	5,219
Terminal throughput (mbpd)	2,941	2,613
Gathering system throughput (million cubic feet per day)(b)	5,276	5,085
Natural gas processed (million cubic feet per day)(b)	8,267	8,370
C2 (ethane) + NGLs fractionated (mbpd)(b)	526	559

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	March 31, 2022	December 31, 2021
(In millions)
Cash and cash equivalents	$7,148	$5,291
Short-term investments	3,449	5,548
MPC debt	6,953	6,968
MPLX debt	19,756	18,571
Total consolidated debt(a)	26,709	25,539
Redeemable noncontrolling interest	965	965
Equity	30,334	32,616
Shares outstanding	545	579

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For the first quarter of 2021 presented, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income or loss. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Loss Attributable to MPC to Adjusted Net Loss Attributable to MPC (unaudited)

Three Months Ended March 31,
(In millions)	2021
Net loss attributable to MPC	$(242)
Pre-tax adjustments:
Transaction-related costs	23
Storm impacts	47
Tax impact of adjustments(a)	46
Non-controlling interest impact of adjustments	(6)
Adjusted net loss attributable to MPC	$(132)

Diluted loss per share	$(0.37)
Adjusted diluted loss per share(b)	$(0.20)

(a)Income taxes for adjusted earnings for the three months ended in 2021 was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss. The corresponding adjustments to reported income taxes are shown in the table above.
(b)Weighted average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be anti dilutive.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted EBITDA from Continuing Operations (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Net income (loss) attributable to MPC	$845	$(242)
Net income attributable to noncontrolling interests	327	306
Income from discontinued operations, net of tax	—	(234)
Provision for income taxes on continuing operations	282	34
Net interest and other financial costs	262	353
Depreciation and amortization	805	844
Refining planned turnaround costs	145	112
Storm impacts	—	47
Litigation	(27)	—
Adjusted EBITDA from continuing operations	$2,639	$1,220

Reconciliation of Income from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Income from discontinued operations, net of tax	$—	$234
Provision for income taxes	—	69
Net interest and other financial costs	—	4
Depreciation and amortization	—	2
Transaction-related costs	—	23
Adjusted EBITDA from discontinued operations	$—	$332

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Refining & Marketing income (loss) from operations	$768	$(598)
Plus (Less):
Selling, general and administrative expenses	508	456
Income from equity method investments	(12)	(5)
Net gain on disposal of assets	—	(3)
Other income	(181)	(54)
Refining & Marketing gross margin	1,083	(204)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,389	2,275
Depreciation and amortization	461	478
Gross margin excluded from and other income included in Refining & Marketing margin(a)	14	(179)
Other taxes included in Refining & Marketing margin	(43)	(24)
Refining & Marketing margin	$3,904	$2,346

Refining & Marketing margin by region:
Gulf Coast	$1,653	$834
Mid-Continent	1,293	978
West Coast	958	534
Refining & Marketing margin	$3,904	$2,346

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.